UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (date of earliest event reported): March 26, 2010

DUNE ENERGY, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-32497	95-4737507
State of Incorporation	Commission File Number	IRS Employer I.D. Number

Two Shell Plaza, 777 Walker Street, Suite 2300, Houston, Texas 77002

Address of principal executive offices

Registrant’s telephone number: (713) 229-6300

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Results of Operations and Financial Condition.

On March 26, 2010, we issued a press release with respect to our fourth quarter and full year 2009 financial results. The press release is furnished as Exhibit 99.1 to this Current Report. The press release contains certain measures (discussed below) which may be deemed “non-GAAP financial measures” as defined in Item 10 of Regulation S-K of the Securities Exchange Act of 1934, as amended. In each case, the most directly comparable GAAP financial measure and information reconciling the GAAP and non-GAAP measures is also included in the press release.

Exhibit 99.1 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any registration statement filed under the Securities Act of 1933, as amended, unless specifically identified therein as being incorporated therein by reference.

From time to time management discloses cash flow from operations before changes in working capital (cash flow from operations) and cash flow from operations per diluted share (cash flow per share). These non-GAAP financial measures and reconciliations to the most comparable GAAP financial measures are included in Exhibit 99.1 to this Current Report, furnished to the Securities and Exchange Commission.

Net income excluding selected items and earnings per share excluding selected items are presented based on management’s belief that these non-GAAP measures enable a user of the financial information to understand the impact of these items on reported results. Additionally, this presentation provides a beneficial comparison to similarly adjusted prior periods. Net income and earnings per share excluding selected items is not a measure of financial performance under GAAP and should not be considered as an alternative to net income and earnings per share, as defined by GAAP.

A copy of the Company’s press release announcing the foregoing is attached as Exhibit 99.1 hereto.

Item 9.01	Financial Statements and Exhibits

Exhibit	Name of Document

Exhibit 99.1	Press release dated March 26, 2010, announcing the Company’s fourth quarter and full year 2009 financial results.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 26, 2010	DUNE ENERGY, INC.

	By:	/s/ James A. Watt
		Name:	James A. Watt
		Title:	Chief Executive Officer

Exhibit Index

Exhibit	Name of Document

Exhibit 99.1	Press release dated March 26, 2010, announcing the Company’s fourth quarter and full year 2009 financial results.